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                                                                Exhibit 99(a)


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                         REMARKS BY RAYMOND V. GILMARTIN
                            ANNUAL BUSINESS BRIEFING
                             WHITEHOUSE STATION, NJ
                           TUESDAY, DECEMBER 12, 2000

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OUR FOCUS ON GROWTH

         Good morning everyone and welcome to Merck's Annual Business Briefing. I recognize a lot of familiar faces in the room, and I look forward to an informative day - both in the formal presentations and in our Q&A panel this afternoon.

         What you'll be hearing about from me this morning -- and later on from Judy, Dick, Ed, David and Per -- is all about growth.

         As a company, Merck is totally focused on growth. Over the last several years we have exited or restructured all businesses that could impede our growth. And we have made significant investments in those areas that can enable us to achieve our goal to be a top-tier growth company over the long term: cutting-edge science, strong and innovative new products, and Merck-Medco, the nation's leading provider of pharmacy care.

         Our strategy for growth and our focus in carrying it out have given us a strong platform for continued growth. We are now seeing exceptional evidence of our strength and our future potential:

   - In six of the last seven quarters, revenue growth for our pharmaceutical and vaccine businesses worldwide ranked either number one or two within our industry. For the last three consecutive quarters, Merck's revenue growth ranked number one in our industry -- 17 percent, 18 percent and 18 percent again. And we have experienced high-quality Earnings Per Share growth based on this strong top-line growth.

   - Our breakthrough-research strategy has produced 15 new products in the last five years and we have more new chemical entities moving through early development than ever before in our history.

   - Five of our newer medicines have become our key drivers of growth -- Vioxx, Zocor, Singulair, Fosamax, plus Cozaar and Hyzaar. Together, they now account for nearly 60 percent of global pharmaceutical sales, up from 45 percent a year ago.

   -     Merck-Medco -- with the addition of the UnitedHealthcare business and the ProVantage acquisition -- now serves more than 65 million people a year or
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         roughly 1 in 4 Americans. It has grown to become the most successful provider of pharmacy care in the United States.

              As a result of its strategy and focus, Merck is delivering on its goal of top-tier growth.

MEETING GLOBAL CHALLENGES

              We have been able to deliver top-tier growth because we have met and will continue to demonstrate our ability to manage three critical challenges facing the Company - challenges that are in fact reshaping the face of our entire industry.

              Our first challenge has been to demonstrate the value of our medicines in an environment where managed care organizations in the U.S. and governments throughout the world are highly concerned about cost containment. We have been able to meet this challenge because our breakthrough research strategy has produced medicines with unique characteristics, and we continue to fund research demonstrating the clinical value of our products - such as the VIGOR study with Vioxx -- once they are marketed.

              The relationships we have built with managed care organizations, government regulators and other payers have helped ensure that our medicines are included on managed care formularies in the U.S. - often in preferred positions
- and are reimbursed at prices that reflect their value in markets around the world.

              The added dimension of Merck-Medco gives Merck a unique competitive advantage in a managed-care environment. Merck-Medco's efforts to manage prescription drug spending through formulary and utilization management, appropriate generic substitution, the Internet and mail-service pharmacy are saving clients more than $1 billion a year and have led to a 96 percent client retention rate. Dick Clark will have much more to say later today about Merck-Medco as a key factor driving Merck's top-line growth.

              Our second critical challenge: to create a strong platform for growth. We have consistently said that our new medicines and our in-line products, combined with the productivity of Merck research, would enable us not only to offset our patent expirations but also to achieve top-tier growth over the long term. Our results this year have provided compelling evidence of our momentum in meeting this challenge. For the first nine months of 2000, earnings per share have increased 20 percent over 1999, fueled by a 22 percent sales increase. And as I stated earlier, our five key growth drivers for the third quarter accounted for nearly 60 percent of our global pharmaceutical sales.

              Ed Scolnick will discuss our research pipeline later today, but I will say that this is the most productive time in the history of Merck research, with eight programs in Phase IIb and beyond, important vaccines in clinical trials and new mechanism treatments in early development. Additionally, we are on the cutting edge of new fields

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like genomics and gene therapy that will enable us to take further advantage of rapid advances in science.

              The continuity of our pipeline will provide a sustainable competitive advantage for Merck because we have excellent product candidates both in early and late-stage development, with no anticipated gaps in product flow.

              Our third critical challenge: to maximize the commercial and therapeutic value of our medicines in the face of intense global competition. Once again, the bedrock is breakthrough research, which has produced our five key growth drivers.

              In order for these medicines to thrive in intensely competitive therapeutic categories, we have had to enhance our marketing sophistication and effectiveness, and provide the necessary resources to make sure our products achieve and maintain strong leadership positions. And we have done exactly that.

              Vioxx has achieved approximately 50 percent of the new prescriptions in the COX-2 class in the U.S. Combined with its strong leadership in Europe, Vioxx is firmly positioned for outstanding worldwide growth. Singulair is the world's fastest growing asthma medicine. Fosamax is the leading product worldwide for the treatment of postmenopausal osteoporosis. Zocor, Cozaar and Hyzaar all continue to grow strongly.

              Our performance gives us great confidence that we will continue to meet the challenges facing Merck and the industry. And our strategy for growth - expanding our lead in cutting-edge science, maximizing our five key growth drivers, and building on the success of Merck-Medco -- will make us even stronger in the future.

SETTING THE STANDARD FOR CUTTING-EDGE SCIENCE

              Turning cutting-edge science into breakthrough research is ultimately the way to drive sustainable growth in our industry, and Merck research continues to set the standard for cutting-edge science. The latest example came in October when the journal Science published results of our early HIV vaccine research. While it is far too early to determine the ultimate probability of success, this research gives us hope that a vaccine may one day be able to help stem the tide of the HIV/AIDS epidemic.

              Targeting and talent are the keys to this kind of cutting-edge science. Breakthrough pharmaceutical research stems from recruiting and nurturing the finest scientific talent -- and creating an environment where that talent can strategically target the most promising research leads for breakthrough medicines and vaccines.

               The leadership team we have assembled under Ed Scolnick in the Merck Research Laboratories speaks to Merck's ongoing ability to recruit the finest scientific talent. Ben Shapiro and Roger Perlmutter joined Merck following distinguished careers at the University of Washington. Doug Greene came to us earlier this year with equally strong credentials from the University of Michigan. And we were pleased to announce

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earlier this month that one of the truly outstanding scientific leaders of his generation, Dr. Peter Kim, would be joining us as executive vice president, research and development of the Merck Research Laboratories, following an outstanding scientific career at MIT.

               To create the best possible environment at Merck for breakthrough research, we are organizing our laboratories into a federation of specialized research sites, often located near leading academic research centers, to help continue to recruit and collaborate with the best scientific talent in the world. This structure will allow us to rapidly target and integrate the most promising new science and new scientific techniques, including genomics and bioinformatics.

              Our laboratories in Montreal, which contributed so greatly to Singulair and Vioxx, and our new laboratories in La Jolla, from the SIBIA Neurosciences acquisition, are good examples of this structure. It is also the model for the research center we are building in Boston.

              To broaden our reach beyond our own laboratories we have developed collaborations with more than 40 companies, institutes and universities throughout the world. An intensive new focus on external collaborations is giving us access to new product candidates and research technologies that will significantly broaden our base for the future.

              Research institutions - and companies - are willing to partner with Merck because we have a long-standing track record of strategic alliances that benefit both parties. The new partnerships we announced with Schering-Plough in the U.S. build on that tradition, and give us the potential for important new medicines in the cholesterol and respiratory disease areas.

              Furthermore, these partnerships exemplify Merck's strategy of seeking innovative collaborations to increase shareholder value. By investing in our internal research program and complementing our pipeline through external collaborations, we will continue at the forefront of the cutting-edge science that is so essential to our future growth.

OUR FIVE KEY GROWTH DRIVERS

              Merck research has given the Company five powerful medicines around which we have built a series of strong competitive successes. Each of these medicines has unique performance characteristics that are helping to separate us from the competition. David Anstice and Per Wold-Olsen will go into more detail on our key global franchises this afternoon, so I'll just mention a few highlights.

              Vioxx. Since its extraordinarily successful launch last year, Vioxx, Merck's once-a-day medicine for osteoarthritis and acute pain, has become the world's fastest growing prescription arthritis medicine, and it is already our second largest selling medicine. Among its unique advantages, Vioxx is the only COX-2 indicated in the U.S. both for


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osteoarthritis and acute pain, such as pain following knee or hip replacement and dental surgery. As I said earlier, Vioxx has achieved approximately 50 percent of new prescriptions in the COX-2 class in the U.S. Combined with strong performance in Europe, Vioxx is well positioned globally for long-term market leadership.

              In November, The New England Journal of Medicine published the strong results of VIGOR, our gastrointestinal outcomes research study. We have filed with the FDA for labeling changes based on the data from this 8,000 patient study. VIGOR is yet another example of the excellence of Merck research.

              Zocor, Merck's cholesterol-modifying medicine, is showing continued strong growth backed by excellent science showing that Zocor acts favorably on all major lipid parameters -- including a much more favorable impact on HDL (the good cholesterol) at higher doses than its major competitor. As you will hear later in the day, we are poised for continued long-term growth in the cholesterol market as a result of our partnership with Schering-Plough. This continues to be a key therapeutic franchise for Merck, since more than half of the people who should be taking cholesterol medicines are still untreated.

              Singulair. Our once-a-day pill for asthma control has by far outdistanced earlier competition in the leukotriene-antagonist category of asthma controllers. It is now approaching market leadership in the U.S. and is one of the top-selling asthma controllers worldwide. Singulair is oral, once a day, it is not a steroid, and it has a chewable formulation that can be used in children as young as two. These advantages give Singulair the potential to become the leading medicine for asthma control.

              Fosamax. Our leading product worldwide for the treatment of postmenopausal osteoporosis has outperformed its recent competition because of its established leadership as the only non-hormonal medicine proven to reduce the incidence of hip fractures. Two recent developments will further strengthen our competitive edge. In the U.S., we have FDA approval to extend the benefits of Fosamax to men with the bone-thinning disease. Also, we have just launched in the U.S. -- and we have received E.U. approval in our first European market, the U.K. -- for a novel once-a-week dosage, making Fosamax more convenient for many women, and extending its patent life in that formulation to 2018.

              Cozaar and Hyzaar. These were the first of a new class of well-tolerated high blood pressure medicines called A-II antagonists, and their success shows our ability to launch products in competitive markets with great success. Cozaar and Hyzaar remain the world's most widely prescribed drugs in their class, maintaining market leadership despite new entrants in the AIIA category. Strong growth continues because of the excellent tolerability and efficacy of these medicines.

              Throughout the day, we will review in more detail the continued potential of our five key growth drivers, including ongoing research to expand the market for these medicines and provide for our future growth.




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MERCK-MEDCO, THE MOST SUCCESSFUL PROVIDER OF PHARMACY CARE

              The final element driving Merck's growth is Merck-Medco, the nation's most successful provider of pharmacy care. Side by side with our cutting-edge research, our marketing and sales capabilities and our five major products, Merck-Medco is an essential component of our growth strategy.

              Merck-Medco is experiencing superb growth this year. For the first three quarters, Merck-Medco's sales of non-Merck products increased by 26 percent. Lives under management, bolstered by the installation of 10 million lives from UnitedHealthcare and the acquisition of ProVantage, now total more than 65 million people. Through innovative programs like Generics First -- Merck-Medco's generic sampling initiative -- and YOURxPLAN --
Merck-Medco's program for the unfunded consumer market -- Merck-Medco is helping to appropriately manage drug costs, thereby creating the necessary headroom for the broader use of innovative products in the U.S. And because Merck's product line is comprised of highly innovative, once-daily oral medicines for chronic use, Merck has been able to compete successfully for preferred position on Merck-Medco's independently managed formularies. The combination of the strength of Merck's product line and Medco's unique capabilities has made this aspect of our strategy a clear success -- as both Merck and Medco have grown faster together than either could have as separate companies.

              Merck is also helping Medco grow through continuous investment in leading-edge pharmacy and Internet technology. These investments have created the world's most advanced pharmacy in Las Vegas, which dispenses more than 18 million prescriptions a year. They have created the industry's most effective programs for controlling the growth of prescription drug spending. They have created the powerful growth platform of merckmedco.com, the world's leading Internet pharmacy, which now fills more than 100,000 prescriptions per week via the Internet. With merckmedco.com, we proved we could compete with the dot.coms and win.

              Merck-Medco will build on its strength in the PBM arena with the opening next year of a new automated pharmacy in New Jersey, by using new technology to connect patients, payers and providers, and by creating even more personalized platforms for pharmacy care via the Internet. The seamless transition of leadership from Per Lofberg to Dick Clark gives Merck-Medco the management strength and experience to enhance its position as the nation's leading provider of coordinated pharmaceutical care. And while Per has turned the reins over to Dick's able hands, he will continue to play a key leadership role at our newest subsidiary, Merck Capital Ventures, which will allow us to participate in emerging Internet and web-based technologies which can enhance Merck and Merck-Medco's business capabilities.

LOOKING TO THE FUTURE

              Looking to the future, we are extending our lead in cutting-edge science and we have important new products moving through later stages of development. In



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addition, our new medicines continue to grow in the marketplace. Merck-Medco is outdistancing its competition. As a result of our success in each of these areas, we are poised to take the Company to a new level of performance, delivering on our goal of top-tier growth over the long term.

              Our ongoing investments in research, our five key growth drivers and Merck-Medco have created an exceptionally strong foundation on which we will continue to build.

              I began this morning by saying you would hear a lot about growth today. Dick Clark will describe the outstanding performance of Merck-Medco. Ed Scolnick will highlight our cutting-edge science and our external collaborations. David Anstice and Per Wold-Olsen will review our global marketing strategy and the success of our five key medicines.

              But first Judy Lewent will talk to you about several key elements of our strategy -- including Merck Capital Ventures, our plans to invest in new product launches and how we will maximize support for our five key growth drivers. She will also discuss Merck's research budget for 2001 and our earnings guidance for next year.

              With that, I am happy to introduce Judy Lewent, who will speak about Merck's financial model.

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